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                                                                   EXHIBIT 10.1

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER, dated as of April 20, 1999 (this "Agreement"), by and among Tyler Corporation, a Delaware corporation ("Parent"), Computer Center Software, Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), Process, Incorporated d/b/a Computer Center Software, a Maine corporation (the "Company"), and the stockholders of the Company named on the signature pages of this Agreement (the "Stockholders"). Parent and Merger Sub are sometimes referred to in this Agreement as the "Tyler Companies."

                                   BACKGROUND

         Merger Sub, on the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law ("Delaware Law") and the Maine General Corporation Law ("Maine Law"), will merge with and into the Company (the "Merger") and, pursuant thereto, the issued and outstanding shares of the Company's common stock, $100 par value per share (the "Company Stock"), will be converted into the right to receive (i) cash and (ii) shares of Parent common stock, $0.01 par value per share (the "Parent Common Stock").

         Articles I and II will constitute a "plan of merger" for the purposes of Delaware Law and Maine Law.

         THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which all parties mutually acknowledge, the parties, intending to be legally bound, agree as follows:

                                   ARTICLE I
                                   THE MERGER

         SECTION 1.01. The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with Delaware Law and Maine Law, at the Effective Time (as defined in Section 1.02), Merger Sub will be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub will cease and the Company will continue as the surviving corporation of the Merger (the "Surviving Corporation"). The Company shall be a wholly-owned subsidiary of Parent.

         SECTION 1.02. Closing; Closing Date; Effective Time. Unless this Agreement has been terminated pursuant to Section 8.01, and subject to the satisfaction or waiver of the conditions set forth in Article VII, the consummation of the Merger and the closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Parent, 2800
W. Mockingbird Lane, Dallas, Texas 75235 on April 20, 1999 or as soon as practicable (but in any event within five business days) after the satisfaction or waiver of the conditions as set forth in Article VII, or at such other date, time, and place as Parent and the Company agree. The date on which the Closing takes place is referred to as the "Closing Date." As promptly as practicable on the Closing Date, the parties will cause the Merger to be consummated by filing articles or a certificate of merger (together, the "Certificate of Merger") with the Secretary of State of the State of Delaware and the Secretary of State of the State of Maine, in such form as required by, and executed in accordance with the relevant provisions of, Delaware Law and Maine Law, respectively (the date and time of the last such filing, or such later date or time agreed upon by the Parent and the Company and set forth in the Certificate of Merger, being the "Effective Time").


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         SECTION 1.03. Effect of the Merger. At the Effective Time, the effect of the Merger will be as provided in the applicable provisions of Delaware Law and Maine Law.

         SECTION 1.04. Certificate of Incorporation; Bylaws. At the Effective Time, the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, will be the certificate of incorporation of the Surviving Corporation and thereafter will continue to be its certificate of incorporation until amended as provided in such certificate of incorporation and pursuant to Maine Law. At the Effective Time, the bylaws of the Company, as in effect immediately prior to the Effective Time, will be the bylaws of the Surviving Corporation and thereafter will continue to be its bylaws until amended as provided in such bylaws and pursuant to Maine Law.

         SECTION 1.05. Directors and Officers. The directors of the Company immediately prior to the Effective Time will be the directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time will be the officers of the Surviving Corporation, each to hold office in accordance with the bylaws of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                   ARTICLE II
               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

         SECTION 2.01. Merger Consideration; Conversion and Cancellation of Company Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Tyler Companies, the Company, or their respective stockholders:

                  (a) Subject to the other provisions of this Article II, each share of Company Stock issued and outstanding immediately prior to the Effective Time (excluding any Company Stock described in Section 2.01
         (b)) will be converted into the right to receive (i) $191,176.4706 cash, and (ii) 31,796.50588 shares of Parent Common Stock (the "Tyler Shares") ((i)-(ii) are collectively referred to herein as the "Merger Consideration"). The aggregate cash consideration of $16,250,000 to be paid to the Stockholders is subject to the post-closing adjustment as set forth in Section 2.04.

                  Notwithstanding the foregoing, if, between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock or Company Stock have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, re-capitalization, split, combination, exchange of shares, or similar occurrence, the Merger Consideration will be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, re-capitalization, split, combination, exchange of shares, or similar occurrence.

                  (b) Notwithstanding any provision of this Agreement to the contrary, each share of Company Stock held in the treasury of the Company immediately prior to the Effective Time will be canceled and extinguished without any conversion thereof and no payment will be made with respect thereto.

                  (c) All shares of Company Stock will cease to be outstanding and will automatically be canceled and retired, and each certificate previously evidencing Company Stock outstanding immediately prior to the Effective Time (other than Company Stock described in Section 2.01(b)) (the "Converted Shares") will thereafter represent the right to receive the per share portion of the Merger Consideration. The holders of certificates previously evidencing Converted Shares will cease to have any rights with respect to such



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         Converted Shares, except as otherwise provided in this Agreement or by applicable law. Such certificates previously evidencing Converted Shares will be exchanged for the Merger Consideration, including certificates evidencing whole shares of Parent Common Stock upon the surrender of such certificates in accordance with the provisions of
         Section 2.02, without interest. No fractional shares of Parent Common Stock will be issued in connection with the Merger; instead, on each occasion that shares of Parent Common Stock are issuable to a holder of Converted Shares pursuant to this Section 2.01, such number of shares will be rounded up to the nearest whole share.

          SECTION 2.02. Exchange and Surrender of Certificates.

                  (a) At the Closing, each holder of a certificate previously evidencing Converted Shares will surrender such certificate to Parent and receive in exchange for such certificate (i) the right to receive a certificate or certificates representing the Tyler Shares into which the Converted Shares so surrendered have been converted as described in Section 2.01, in such denominations and registered in such names as such holder may request, and (ii) the payment referred to in Section 2.01(a). At the Closing, Parent will cause its transfer agent to issue and deliver certificates representing the Tyler Shares to the Stockholders to be effective as of the Effective Time. Until so surrendered and exchanged, each certificate previously evidencing Converted Shares will represent solely the right to receive the Merger Consideration.

                  (b) All shares of Parent Common Stock issued upon the surrender for exchange of certificates previously representing Converted Shares in accordance with the terms of this Agreement will be deemed to have been issued in full satisfaction of all rights pertaining to such Converted Shares. At and after the Effective Time, there will be no further registration of transfers on the stock transfer books of the Surviving Corporation of Company Stock that was outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates that previously evidenced Converted Shares are presented to the Surviving Corporation for any reason, they will be canceled and exchanged as provided in this Article II.

          SECTION 2.03. Legend on Stock. Each certificate representing shares of Parent Common Stock to be issued in the Merger will bear substantially the following legend:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE APPLICABLE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE REQUIREMENTS OF ALL SUCH LAWS.

         SECTION 2.04. Post-Closing Purchase Price Adjustment.

                  (a) Adjustment to Purchase Price. The aggregate cash consideration in the amount of $16,250,000 to be paid to the Stockholders as set forth in Section 2.01(a)(i) will be reduced, dollar for dollar, by the amount of Term Debt (as defined below) of the Company existing as of the Closing Date. The Stockholders covenant and agree that they will not, and will not cause the Company to, draw down on any revolving line of credit for the Company for the purpose of using such money to pay off any outstanding Term Debt.

                  (b) Adjustment Procedure. As promptly as practicable after the Closing Date but in any event within thirty (30) days after the Closing Date, the Surviving Corporation will prepare and deliver to Parent and the Stockholders a schedule setting forth the amount of any Term Debt (a "Term Debt Schedule") as of the close of business on the Closing Date. The parties agree to


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         negotiate in good faith for a period of ten (10) days to resolve any disputes with respect to the Term Debt Schedule.

                  (c) Final Payment. To the extent that the Term Debt Schedule determines that an adjustment (as calculated in accordance with Section 2.04(a)) to the cash consideration paid by Parent should be made, each Stockholder will pay its respective pro rata portion of such adjustment to Parent in immediately available funds. Any such payment must be made not later than (i) if the parties do not dispute the Term Debt Schedule, ten (10) days after delivery of the Term Debt Schedule, or (ii) if the parties do dispute the Term Debt Schedule, ten (10) days after final resolution of such dispute.

                  (d) For purposes of this Agreement, the term "Term Debt" shall mean all principal, interest, fees, and expenses due and payable by the Company under that certain Term Loan Agreement with Key Bank National Association dated as of March 27, 1997, as may be amended, as of the Closing Date.

                                  ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

         The Stockholders hereby severally and solely with respect to their respective capital ownership interests represent and warrant to the Tyler Companies as follows:

         SECTION 3.01. Organization and Qualification; Stockholders. The Company is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation, has all requisite power and authority to own, lease, and operate its properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so duly qualified and in good standing would not have a Company Material Adverse Effect. "Company Material Adverse Effect" means any change, effect, or condition that, individually or when taken together with all other such changes, effects, or conditions, would be materially adverse to the business, operations, assets, financial condition, or results of operations of the Company. The Stockholders beneficially and of record own the number of shares of Company Stock set forth opposite their names on Schedule 3.01 of the Disclosure Schedule attached to this Agreement and made a part of this Agreement (the "Disclosure Schedule"), free and clear of all security interests, liens, claims, pledges, agreements, limitations on voting rights, and charges.

         SECTION 3.02. Charter and Bylaws. The Company has furnished to Parent true, complete, and correct copies of the certificate of incorporation and bylaws of the Company, as amended or restated to the date of this Agreement. The Company is not in violation of any of the provisions of its certificate of incorporation or bylaws and such certificates and bylaws remain in full force and effect.

         SECTION 3.03. Capitalization.

                  (a) The authorized capital stock of the Company consists of 500 shares of Company Stock, of which 85 shares are issued and outstanding. Except as disclosed in Schedule 3.03(c)(i) to the Disclosure Schedule, no shares of capital stock of the Company are reserved for any purpose. Each of the outstanding shares of capital stock of the Company is duly authorized, validly issued, and fully paid and nonassessable, and has not been issued in violation of (nor are any of the authorized shares of capital stock of the Company subject to) any preemptive or similar rights under the certificate of incorporation or bylaws of the Company, or to the knowledge of the Stockholders, federal or state securities laws, or any agreement to which the Company is a party or by which it is bound.


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                  (b) The Company does not (i) directly or indirectly own, (ii)
         have any agreement to purchase or otherwise acquire, or (iii) hold any interest convertible into or exchangeable or exercisable for, any equity interest in any Person.

                  (c) Except as set forth on Schedule 3.03(c)(i) to the Disclosure Schedule, there are no options, warrants, or other rights, agreements, arrangements, or commitments of any character to which the Company is a party or by which it is bound relating to the issued or unissued capital stock or other securities of the Company or obligating the Company to grant, issue, or sell any shares of its capital stock or other securities. Except as set forth in Schedule 3.03(c)(ii) to the Disclosure Schedule, there are no agreements, arrangements, or commitments of any character (contingent or otherwise) pursuant to which any Person is or may be entitled to receive any payment based on the revenues or earnings, or calculated in accordance therewith, of the Company. There are no voting trusts, proxies, or other agreements or understandings to which the Company is a party or by which the Company is bound with respect to the voting of any shares of capital stock of the Company.

                  (d) Except as set forth in Schedule 3.03(d) to the Disclosure Schedule, there are no obligations, contingent or otherwise, of the Company to (i) repurchase, redeem, or otherwise acquire any shares of the Company Stock or other capital stock or other securities of the Company; or (ii) provide material funds to, or make any material investment in (in the form of a loan, capital contribution, or otherwise), or provide any guarantee with respect to the obligations of any Person.

         SECTION 3.04. Authority. The Company has all requisite corporate power and authority to execute and deliver this Agreement and the other documents contemplated by this Agreement (the "Ancillary Agreements") to which it is a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby, subject only to the affirmative consent of the Stockholders. Each Stockholder has the legal capacity to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements to which the Company is a party by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company or its stockholders are necessary to authorize this Agreement or the Ancillary Agreements to which the Company is a party or to consummate the transactions contemplated hereby or thereby. This Agreement and the Ancillary Agreements have been duly executed and delivered by the Company and the Stockholders that are parties thereto and, assuming the due authorization, execution, and delivery of this Agreement by the Tyler Companies, constitute the legal, valid, and binding obligations of the Company and the Stockholders, as the case may be, enforceable in accordance with their respective terms.

         SECTION 3.05. No Conflict; Required Filings and Consents.

                  (a) Except as set forth in Schedule 3.05(a) to the Disclosure Schedule, the execution and delivery of this Agreement and the Ancillary Agreements by the Company and the Stockholders do not, and the consummation of the transactions contemplated thereby will not,
         (i) conflict with or violate the certificate of incorporation or bylaws, as amended or restated to the date of this Agreement, of the Company; (ii) to the knowledge of the Stockholders, conflict with or violate in any material respect any federal, state, foreign, or local law, statute, ordinance, rule, regulation, order, judgment, or decree, including, without limitation, laws relating to employment discrimination, fair employment practices, fair labor standards, equal employment opportunity, individual or collective employee rights, and occupational health and safety (collectively, "Laws") applicable to the Stockholders or the


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         Company or by which any of their respective properties is bound or subject; or (iii) except as set forth in Schedule 3.05(c)(iii) to the Disclosure Schedule, result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to any other Person any rights of termination, amendment, acceleration, or cancellation of, or require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which the Company is a party or by or to which the Company or any of its properties is bound or subject.

                  (b) The execution and delivery of this Agreement and the Ancillary Agreements by the Company or the Stockholders do not, and consummation of the transactions contemplated hereby and thereby will not, require the Company or any Stockholder to obtain any consent, license, permit, approval, waiver, authorization, or order of, or to make any filing with or notification to, any governmental or regulatory authority, domestic or foreign (collectively, "Governmental Entities"), except the filing and recordation of the Articles of Merger as required by Delaware Law and Maine Law.

         SECTION 3.06. Permits; Compliance. The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals, and orders necessary to own, lease, and operate its properties and to carry on its business as it is now being conducted and currently proposed to be conducted (collectively, the "Company Permits"), the absence of which would not cause a Company Material Adverse Effect, and there is no action, proceeding, or investigation pending or, to the knowledge of the Company or any Stockholder, threatened regarding suspension or cancellation of any of the Company Permits. Except for instances that would not have a Company Material Adverse Effect, the Company is not in conflict with or in default or violation of (a) any Law applicable to the Company or by or to which any of its properties is bound or to which they may be subject or (b) any of the Company Permits. The Company has not received any written notice with respect to possible conflicts, defaults, or violations of Laws from any Governmental Entity.

         SECTION 3.07. Financial Statements.

                  (a) Attached as Schedule 3.07 of the Disclosure Schedule are true, correct, and complete copies of (i) the audited consolidated financial statements of the Company as of and for the fiscal year ended September 30, 1998 (the "Balance Sheet Date"), including balance sheets and statements of income, cash flows, and changes in stockholders' equity, as certified by the Company's independent certified public accountants, which are attached to the Disclosure Schedule as Schedule 3.07(a)(i); and (ii) the unaudited interim consolidated financial statements of the Company as of and for the period ended December 31, 1998, including a balance sheet as of such date (the "Latest Balance Sheet") and statements of income, cash flow, and stockholders' equity, which are attached to the Disclosure Schedule as Schedule 3.07(a)(ii) (collectively, the "Financial Statements"). The Financial Statements present fairly, in all material respects, the financial position of the Company at the dates shown and the results of operations and cash flows for the periods then ended in accordance with generally accepted accounting principles applied on a consistent basis.

                  (b) To the knowledge of the Stockholders, there is no liability or obligation of the Company of any nature, whether absolute, accrued, contingent, or otherwise, other than: (i) the liabilities and obligations that are fully reflected, accrued, or reserved against on the Company's balance sheet, for which the reserves are appropriate and reasonable, or incurred in the ordinary course of business consistent with past practices since the Balance Sheet Date; (ii) the loss contingencies set forth in Schedule 3.07(b) of the Disclosure Schedule; (iii) contractual liabilities or obligations of a nature not required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles, but


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         which, if material, are disclosed in Schedule 3.07(b) of the Disclosure
         Schedule; (iv) other liabilities and loss contingencies that are not material in the aggregate to the business, operations, assets, or condition (financial or otherwise) of the Company.

                  (c) The Company is not a signatory to, and is not in any manner a guarantor, endorser, assumptor, or otherwise primary or secondarily liable for or responsible for the payment of any notes payable other than those set forth on Schedule 3.07(c) of the Disclosure Schedule.

         SECTION 3.08. Absence of Certain Changes or Events. Since the Balance Sheet Date, the Company has conducted its business only in the ordinary course and in a manner consistent with past practice, and there has not been, except as set forth in Schedule 3.08 of the Disclosure Schedule, (a) any material damage, destruction, or loss (whether or not covered by insurance) with respect to any assets of the Company; (b) any change by the Company in its accounting or tax reporting methods, principles, or practices; (c) any declaration, setting aside, or payment of any dividends or distributions in respect of shares of Company Stock, or any redemption, repurchase, or other acquisition by the Company of any of the Company's securities; (d) any increase in the benefits under, or the establishment or amendment of, any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase, or other employee benefit plan, or any increase in the compensation payable or to become payable to directors, officers, or employees of the Company; (e) any entry by the Company into any material commitment or transaction not in the ordinary course of business and consistent with past practice (other than this Agreement and the transactions contemplated by this Agreement); (f) any increase in indebtedness for borrowed money; or (g) any Company Material Adverse Effect.

         SECTION 3.09. Absence of Litigation. Except as set forth in Schedule
3.09 to the Disclosure Schedule, there is no investigation by any Governmental Entity nor any claim, action, suit, litigation, proceeding, or arbitration of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or, to the knowledge of any Stockholder, threatened against the Company or any properties or rights of the Company, or relating to this Agreement or the transactions contemplated by this Agreement, and the Company is not subject to any continuing order of, consent decree, settlement agreement, or other similar written agreement with, or continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree, or award of any Governmental Entity or arbitrator, including, without limitation, cease-and-desist or other orders. No matter disclosed on Schedule
3.09 to the Disclosure Schedule will result in a Company Material Adverse
Effect.

         SECTION 3.10. Employee Benefit Plans; Labor Matters.

                  (a) Set forth in Schedule 3.10(a) to the Disclosure Schedule is a complete and correct list of all "employee benefit plans" (as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all plans or policies providing for "fringe benefits" (including but not limited to vacation, paid holidays, personal leave, employee discount, educational benefit, or similar programs), and each other bonus, incentive, compensation, deferred compensation, profit sharing, stock, severance, retirement, health, life, disability, group insurance, employment, stock option, stock purchase, stock appreciation right, supplemental unemployment, layoff, consulting, or any other similar plan, agreement, policy, or understanding (whether written or oral, qualified or nonqualified, currently effective or terminated), and any trust, escrow, or other agreement related thereto that (i) is or has been established, maintained, or contributed to by the Company or any ERISA Affiliate (as defined below) or with respect to which the Company or any ERISA Affiliate has any liability, or (ii) provides benefits, or describes policies or procedures applicable, to any officer, employee, director, former officer, former employee, or former director of the Company or any


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         ERISA Affiliate, or any dependent thereof, regardless of whether funded (each, an "Employee Plan," and collectively, the "Employee Plans"). For purposes of this Agreement, "ERISA Affiliate" means the Company and each Person or other trade or business, whether or not incorporated, that is or has been treated as a single employer or controlled group member with the Company pursuant to Code section 414 or ERISA section 4001.

                  (b) To the knowledge of the Stockholders, no written or oral representations have been made to any employee or officer or former employee or officer of the Company promising or guaranteeing any coverage under any employee welfare plan for any period of time beyond the end of the current plan year (except to the extent of coverage required under Code section 4980B), and no Employee Plan provides benefits to any employee of the Company or any ERISA Affiliate or any employee's dependents after the employee terminates employment other than as required by law. The consummation of the transactions contemplated by this Agreement will not accelerate the time of payment or vesting, or increase the amount of compensation (including amounts due under Employee Plans) due to any employee, officer, former employee, or former officer of the Company.

                  (c) Except as set forth on Schedule 3.10(c) to the Disclosure Schedule, all employees of the Company are terminable at the will of the Company, and the Company has not, nor has any present or former director, officer, employee, or agent of the Company, made any binding commitments of the Company, written or oral, to any present or former director, officer, agent, or employee concerning his or her term, condition, or benefits of employment by the Company other than as set forth in Schedule 3.10(c) to the Disclosure Schedule.

                  (d) With respect to each Employee Plan, the Company has furnished to Parent true, correct, and complete copies of (i) the plan documents and summary plan description; (ii) the most recent determination letter received from the Internal Revenue Service; (iii) the annual reports required to be filed for the two most recent plan years of each such Employee Plan; (iv) all related trust agreements, insurance contracts; or other funding agreements that implement such Employee Plan; and (v) all other documents, records, or other materials related thereto requested by the Parent.

                  (e) The Company's 401(k) savings plan (i) is the only employee pension benefit plan maintained by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate contributes or has any liability; and (ii) meets the qualification requirements of the Code in form and operation, and such plan, and each trust (if any) forming a part thereof, have received a favorable determination letter from the Internal Revenue Service as to the qualification under the Code of such plan and the tax-exempt status of such related trust, and, to the knowledge of the Stockholders, nothing has occurred since the date of such determination letter that could be expected to adversely affect the qualification of such plan or the tax-exempt status of such related trust. To the knowledge of the Stockholders, all Employee Plans purporting to qualify for special tax treatment under any provision of the Code, including, without limitation, Code sections 79, 105, 106, 125, 127, 129, 132, 421, or
         501(c)(9), meet the requirement of such sections in form and in operation. All reports, returns, or filings required by any Governmental Entity have been timely filed in accordance with all applicable requirements.

                  (f) To the knowledge of the Stockholders, neither the Company, nor any ERISA Affiliate, nor any plan fiduciary of any Employee Plan has engaged in any transaction in violation of section 406(a) or (b) of ERISA or any "prohibited transaction" (as defined in section 4975(c)(1) of the Code), that could subject the Company, any ERISA Affiliate, or the Parent to any taxes, penalties, or other liabilities resulting from such prohibited transaction. To the knowledge of the Stockholders, no condition exists that would subject the Company, any ERISA Affiliate, or the Parent to any excise tax, penalty tax, or fine related to any Employee Plan.

                  (g) There are no agreements that will or may provide payments to any officer, employee, stockholder, or highly compensated individual that will be "parachute payments" under Code section 280G that are nondeductible to the Company or subject to tax under Code section 4999 for which the Company or any ERISA Affiliate would have withholding liability.

                  (h) There is no Employee Plan that is or was subject to Part 3 of Title I of ERISA or Title IV of ERISA; each Employee Plan has been operated in all material respects in compliance with ERISA, the Code, and all other applicable laws; none of the Employee Plans is or was a "multiple employer plan" or "multiemployer plan" (as described or defined in ERISA or the Code), nor has the Company or any ERISA Affiliate ever contributed or been required to contribute to any such plan; there are no material unfunded liabilities existing under any Employee Plans; and each Employee Plan that has not been terminated could be terminated as of the Closing Date without any material liability to the Parent, the Company, or any ERISA Affiliate. All contributions required to be made to the Employee Plans have been made timely.

                  (i) The Company is not now nor has it ever been a party to any collective bargaining or other labor union contract, and no collective bargaining agreement is being negotiated by the Company. The Company is in compliance in all material respects with all applicable laws respecting employment, employment practices, and wages and hours. There is no pending or, to the knowledge of the Stockholders, threatened labor dispute, strike, or work stoppage against the Company that may interfere with the business activities of the Company. To the knowledge of the Stockholders, neither the Company nor any of its representatives or employees has committed any unfair labor practices in connection with the operation of the business of the Company, and there is no pending or threatened charge or complaint against the Company by the National Labor Relations Board or any comparable Governmental Entity.

                  (j) Except as set forth on Schedule 3.10(j) to the Disclosure Schedule, the Company is not a party to or bound by any severance agreements, programs, policies, plans, or arrangements, whether or not written. Schedule 3.10(j) to the Disclosure Schedule sets forth, and the Company has provided to Parent true and correct copies of, (i) all employment agreements with officers or employees of the Company; (ii) all agreements with consultants of the Company obligating the Company to make annual cash payments in an amount exceeding $10,000; and (iii) all noncompetition agreements between the Company and persons or entities employed by or engaged by the Company.

                  (k) The Company has not amended or taken any other action with respect to any of the Employee Plans or any of the plans, programs, agreements, policies, or other arrangements described in this Section 3.10 since the Balance Sheet Date.

         SECTION 3.11. Taxes.

                  (a) All federal, state, county, and local returns and reports (the "Tax Returns") of or with respect to any Tax that are required to be filed by or with respect to the Company or its business or activities have been duly and timely filed. All items of income, gain, loss, deduction, and credit or other items required to be included in each such Tax Return have been included, and all information provided in each such Tax Return is true, correct, and complete. All Taxes that have been or are due and payable as reflected in such Tax Return have been timely paid in full. The Company is not subject to taxation by any jurisdiction where the Company does not file Tax Returns. All withholding Tax requirements imposed on or with respect to the Company have been satisfied in full in all respects. No penalty, interest, or other charge is due with respect to the late filing of any such Tax Return or late payment of any such Tax. The Company has disclosed on its federal income Tax Returns all positions taken that could give rise to a substantial understatement of federal income Tax within the meaning of Code section 6662.

                  (b) All Tax Returns of or with respect to the Company with unexpired or extended statutes of limitations that have not been audited by the applicable Governmental Entity are set forth in
         Schedule 3.11(b) to the Disclosure Schedule.

                  (c) Except as set forth on Schedule 3.11(c) to the Disclosure Schedule, there is not in force any extension of time with respect to the due date for the filing of any Tax Return of or with respect to the Company nor any waiver or agreement for any extension of time for the assessment, collection, or payment of any Tax of or with respect to the Company.

                  (d) There are no pending audits, actions, proceedings, investigations, disputes, or claims with respect to or against the Company for or with respect to any Taxes; no assessment, deficiency, or adjustment has been assessed or proposed with respect to any Tax Return of or with respect to the Company; and, to the knowledge of the Stockholders, there is no reasonable basis on which any claim for material Taxes can be asserted against the Company, other than those disclosed (and to which are attached true and complete copies of all audit or similar reports) on Schedule 3.11(d) to the Disclosure Schedule. Schedule 3.11(d) to the Disclosure Schedule also indicates all Tax Returns that have been audited by any taxing authority. The Company has delivered to the Parent correct and complete copies of all Tax Returns, examination reports, and statements of any deficiencies assessed against or agreed to by the Company during the past five years.

                  (e) The total amounts set up as liabilities for current and deferred Taxes in the Latest Balance Sheet are sufficient to cover the payment of all Taxes, whether or not assessed or disputed, that are or will be (or will hereafter be found to be) due by or with respect to the Company up to and through the Closing Date.

                  (f) The Company has previously delivered to Parent true and complete copies of each written Tax allocation or sharing agreement and a true and complete description of each unwritten Tax allocation or sharing arrangement affecting the Company, each of which is listed on Schedule 3.11(f) to the Disclosure Schedule. The Company is not liable for the Taxes of any Person under federal, state, foreign, or local law as a transferee, successor, by contract, or otherwise.

                  (g) Except for inchoate statutory liens for current Taxes not yet due, no liens for Taxes exist upon the assets of the Company.

                  (h) The Company does not have any material contingent income tax liabilities other than those reflected on the Company's balance sheet and those arising in the ordinary course of business since the date thereof, and those arising as a result of the transactions contemplated hereby, if any.

                  (i) No property of the Company is held in an arrangement for which partnership Tax Returns are being filed, and the Company does not own any interest in any controlled foreign corporation (as defined in section 957 of the Code), passive foreign investment company (as defined in section 1296 of the Code), foreign trust, or other Person the income of which is required to be included in the income of the Company.

                  (j) No property of the Company is subject to a safe-harbor lease (pursuant to section 168(f) (8) of the Internal Revenue Code of 1954 as in effect after the Economic Recovery Tax Act of 1981 and before the Tax Reform Act of 1986) or is "tax-exempt use property" (within the meaning of section 168(h) of the Code) or "tax-exempt bond financed property" (within the meaning of section 168(g) (5) of the Code).

                  (k) None of the transactions contemplated by this Agreement will result in any Tax liability or the recognition of any item of income or gain to the Company.

                  (l) The Company has not made an election under section 341(f) of the Code. The Company is not a United States real property holding corporation within the meaning of Code section 897(c)(2) during the applicable period specified in Code section 897(c)(1)(A)(ii).

                  (m) Schedule 3.11(m) to the Disclosure Schedule sets forth the following information with respect to the Company as of the most recent practicable date (as well as on an estimated pro forma basis as of the Effective Time giving effect to the consummation of the transactions contemplated by this Agreement): (i) its basis in its assets; and (ii) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contributions.

         SECTION 3.12. Certain Business Practices. To the knowledge of the Stockholders, neither the Company nor any director, officer, agent, or employee of the Company acting in such capacity has (a) used any funds on behalf of the Company for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (c) made any other unlawful payment.

         SECTION 3.13. Environmental Matters. Except for matters disclosed in
Schedule 3.13 to the Disclosure Schedule, (a) to the knowledge of the Stockholders, the properties, operations, and activities of the Company comply currently with, and have at all times complied with, in all material respects all applicable Environmental Laws (as defined below); (b) the Company (or its properties or operations) is not subject to any existing, pending, or, to the knowledge of the Stockholders, threatened action, suit, claim, investigation, inquiry, or proceeding by or before any Governmental Entity under any Environmental Law; (c) to the knowledge of the Stockholders, there are no physical or environmental conditions existing on any property used by the Company or resulting from the Company's operations or activities, past or present, at any location, that would give rise to any on-site or off-site remedial obligations or other liabilities imposed under any Environmental Laws or that would affect the soil, groundwater, surface water, or human health; (d) to the knowledge of the Stockholders, there has been no exposure of any Person or property to hazardous substances or any pollutant or contaminant, nor has there been any release of hazardous substances or any pollutant or contaminant into the environment, by the Company as a result of its operations; and (e) the Company has made available to the Parent all internal and external environmental audits and studies and all correspondence on environmental matters in the possession of the Company relating to any of the current or former properties or operations of the Company.

         For purposes of this Agreement, the term "Environmental Laws" means any and all Laws, statutes, ordinances, rules, regulations, or orders of any Governmental Entity pertaining to health or the environment currently in effect in any and all jurisdictions in which the Company owns property or conducts business, including without limitation, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended; the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended; any state Laws implementing the foregoing federal laws; and all other environmental conservation or protection Laws. For purposes of this Agreement, the terms "hazardous substance" and "release" have the meanings specified in CERCLA and RCRA, and the term "disposal" has the meaning specified in RCRA; provided, however, that to the extent the laws of the state in which the property is located establish a meaning for "hazardous substance,"

"release," or "disposal" that is broader than that specified in either CERCLA or RCRA, such broader meaning will apply.

         SECTION 3.14. Vote Required. The only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger and adopt this Agreement is the affirmative vote or consent of the holders of a majority of the outstanding shares of Company Stock, which consent is given in
Section 5.07.

         SECTION 3.15. Brokers; Other Transactions. Except as set forth in
Schedule 3.15 to the Disclosure Schedule, no broker, finder, or investment banker is entitled to any brokerage, finder's, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any Stockholder. Prior to the date of this Agreement, the Company has delivered to Parent a complete and correct copy of all agreements referenced in Schedule 3.15 to the Disclosure Schedule pursuant to which any Person will be entitled to any payment relating to the transactions contemplated by this Agreement.

         SECTION 3.16. Insurance. Schedule 3.16 to the Disclosure Statement lists all insurance policies currently in effect under which the Company is a beneficiary or an insured. The Company has taken all actions required to ensure that such insurance coverage will remain in effect (or will be replaced by similar policies) with respect to the Company and its properties as to all events occurring on or prior to the Effective Time. As of the date of this Agreement, the Company has not received any notice that any of the policies listed on Schedule 3.16 to the Disclosure Statement have been or will be canceled prior to its scheduled termination date, or would not be renewed substantially on the same terms now in effect if the insured party requested renewal or has received notice from any of its insurance carriers that any insurance premiums will be subject to increase in an amount materially disproportionate to the amount of the increases with respect thereto (or with respect to similar insurance) in prior years. The Company is not in default under any such policy and all premiums due and payable with respect to such coverage have been paid or accrued.

         SECTION 3.17. Properties. The Company does not own any real estate. Except for liens arising in the ordinary course of business after the date of this Agreement and properties and assets disposed of in the ordinary course of business after the Balance Sheet Date and except for any lien, encumbrance, or adverse claim that individually or in the aggregate would not cause a Company Material Adverse Effector as otherwise set forth on Schedule 3.17 to the Disclosure Schedule, the Company has good and marketable title, free and clear of all liens and adverse claims, to all of their respective properties and assets, whether tangible or intangible, reflected in the Latest Balance Sheet as being owned by the Company as of such date or purported to be owned on the date of this Agreement. All buildings and all fixtures, equipment, and other property and assets that are material to the business of the Company and are held under leases by the Company are, to the knowledge of the Stockholders, held under valid instruments enforceable by the Company in accordance with their respective terms. The properties and equipment of the Company, including, without limitation, its information systems, (i) have been maintained and are in serviceable condition, reasonable wear and tear excepted, and (ii) are adequate for the uses to which they are being put.

         SECTION 3.18 Intellectual Property. Schedule 3.18 to the Disclosure Schedule sets forth a complete and correct list of each United States patent application, trademark (whether or not registered), trademark application, trade name, service mark, copyright and other proprietary intellectual property (including, without limitation, proprietary computer software, whether in object or source form) (the "Intellectual Property") owned or used by the Company. To the knowledge of the Stockholders and except as set forth on
Schedule 3.18 of the Disclosure Schedule, the Intellectual Property is valid and enforceable, and the Company has the exclusive right to use such Intellectual Property. To the knowledge of the Stockholders and except as set forth on Schedule 3.18 of the Disclosure Schedule, the current use by the Company of such Intellectual Property does not infringe the rights of any other Person and no other Person is infringing the rights of the Company in any such Intellectual Property.

         SECTION 3.19. Certain Contracts; Licenses; Etc.

                  (a) Schedule 3.19(a) to the Disclosure Schedule lists, as of the date of this Agreement, each agreement, contract, or commitment to which the Company is a party or by which the Company is bound (i) involving a lease for real property or consideration during the previous twelve months in excess of $100,000 or that could reasonably be expected to involve consideration in the twelve month period following the date of this Agreement in excess of $100,000, or (ii) that is otherwise material to the financial condition, results of operations, or current or future business or operations of the Company and that is not otherwise listed pursuant to this Section 3.19.

                  (b) Schedule 3.19(b) to the Disclosure Schedule contains a list and description of all currently effective material permits, licenses, and authorizations of and registrations and qualifications with, Governmental Entities and self-regulatory organizations presently used by the Company in the conduct of its business.

                  (c) Except as set forth on Schedule 3.19(c) to the Disclosure Schedule, to the knowledge of the Stockholders, none of the items required to be disclosed on Schedule 3.19 to the Disclosure Schedule is terminable as the result of, or becomes accelerated by, or otherwise requires the consent or other approval of any other Person with respect to or as a result of, the transactions contemplated by this Agreement; provided, however, that to the extent any such agreement reflected on Schedule 3.19(c) to the Disclosure Schedule requires the consent of a party thereto with respect to this Agreement and the transactions contemplated hereby, Parent hereby waives delivery of such consent by the Company or the Stockholders as a condition to Closing or effectiveness of the Merger and waives any Claims it may have with respect to the failure to obtain such consent. The Company is in compliance under all leases, licenses, agreements, contracts, permits, plans, and commitments by which any of its properties or assets is bound and, to the knowledge of the Stockholders, no event has occurred that constitutes a violation or breach of or a default (with the passage of time or the giving of notice or both) other than defaults which would not cause a Company Material Adverse Effect in respect of any thereof, and, to the knowledge of the Stockholders, each of the other parties thereto or bound thereby has performed all the obligations required to be performed by it to date and is not in default thereunder. No Stockholder knows or has reason to know that any material client or customer intends to terminate its relationship with the Company as a result of the Merger or any of the related transactions. True and complete copies of all items required to be disclosed on Schedule 3.19 to the Disclosure Schedule have been made available to the Parent.

         SECTION 3.20. Contracts to Acquire an Interest in the Company.
Schedule 3.20 to the Disclosure Schedule sets forth a true, correct, and complete list of all contracts, agreements, understandings, or other rights, whether written or oral, granted by the Company to any Person pursuant to which such Person may be entitled to receive an equity interest in the Company or any payment with respect thereto.

         Section 3.21. Employees. Schedule 3.21(a) to the Disclosure Schedule sets forth an accurate, correct, and complete list of all employees of the Company as of the Closing Date, including name, title or position, the present annual compensation or wage rate, any interests in any bonus or incentive compensation plan, and any other perquisite or form of non-cash compensation. To the knowledge of the Stockholders, no employee of the Company is subject to a non-competition or any other form of agreement, whether written or oral, that would prevent such employee from continuing as an employee of Merger Sub or Parent upon consummation of the Merger, provided that following consummation of the Merger, Surviving Corporation continues in the same general business as now conducted by the Company. Schedule 3.21(b) to the Disclosure Schedule sets forth an accurate and complete list of all loans, debts, and other obligations (collectively, "Employee Loans") owed by any employee of the Company to the Company. All outstanding Employee Loans owed to the Company by any Stockholder will be repaid to the Company at Closing.

         SECTION 3.22. Securities Law Matters.

                  (a) Each Stockholder, by reason of his or her business and financial experience, has the capacity to protect his or her interests in investments in illiquid securities such as the Parent Common Stock. Each Stockholder has carefully evaluated his or her financial resources and investment position and the risks associated with an investment in the Parent Common Stock and is able to bear the economic risk of such investment. Each Stockholder has adequate means for providing for his or her current needs and personal contingencies and has no need for liquidity in this investment. Each Stockholder's overall commitment to investments that are not readily marketable is not disproportionate to his or her net worth and such Stockholder's investment in the Parent Common Stock will not cause such overall commitment to become excessive.

                  (b) Each Stockholder has reviewed the merits of an investment in the Parent Common Stock with tax and legal counsel and an investment advisor to the extent deemed advisable by such Stockholder. Each Stockholder acknowledges that he or she has been given a full opportunity to ask questions of and to receive answers from the officers, agents, and representatives of Parent concerning the terms and conditions of the investment and the business of Parent and to obtain such other information as desired in order to evaluate an investment in the Parent Common Stock. Each Stockholder further acknowledges that he or she has relied solely upon his or her own independent investigations, and has received no representation or warranty from Parent or any of its affiliates, employees or agents, except as set forth in this Agreement. Each Stockholder further acknowledges and understands that no federal or state agency has made any finding or determination as to the fairness of an investment in, or any recommendation or endorsement of, the Parent Common Stock.

                  (c) Each Stockholder understands that the Parent Common Stock to be issued pursuant to the Merger will constitute "restricted securities" within the meaning of Rule 144 under the Securities Act and may not be sold, pledged, or otherwise transferred in the absence of an effective registration statement pertaining thereto under the Securities Act and under any applicable state securities laws or an exemption from the registration requirements thereof. Each Stockholder further understands that the Parent Common Stock will also be subject to restrictions on transfer pursuant to federal and state securities laws and that each certificate representing the Parent Common Stock to be issued in the Merger will bear substantially the legend set forth in Section 2.03.

                  (d) Each Stockholder acknowledges and agrees that the sale of Parent Common Stock will be solely for such Stockholder's account, and not for the account of any other person or with a view to any resale or distribution thereof; provided, however, that the Stockholders may, from time to time, transfer shares of the Parent Common Stock for estate planning purposes or as gifts to individuals, in each case in compliance with the Securities Act and applicable state securities laws, and Parent agrees that it shall issue to Parent's transfer agent any opinions reasonably requested by the transfer agent to effect such transfers. Each Stockholder understands that the Parent Common Stock has not been registered under the Securities Act, or the securities laws of certain states, in reliance upon specific exemptions from registration thereunder, and agrees that the Parent Common Stock may not be sold, offered for sale, transferred, pledged, hypothecated or otherwise disposed of except in compliance with the Securities Act and applicable state securities laws. Each Stockholder further understands that Parent has no obligation and does not intend to cause the Parent Common Stock to be registered under the Securities Act or to comply with any exemption under the Securities Act. Each Stockholder further understands that it is not anticipated that there will be any market for resale of the Parent Common Stock and that it may not be possible for such Stockholder to liquidate an investment in the Parent Common Stock on an emergency basis.

                  (e) Each Stockholder understands that the representations and warranties set forth in this Section 3.22 are being provided to determine whether Parent Common Stock may be issued to such Stockholder pursuant to section 4(2) of the Securities Act and similar exemptions under applicable state securities laws. Each Stockholder will notify the Parent immediately of any change in any such information occurring prior to the Closing.

         SECTION 3.23 Year 2000 Compliance.

                  (a) All of the management information systems and software utilized in the Company's business and all equipment containing embedded microchips (the "Systems") comply in all material respects with all of the following criteria (compliance with such criteria referred to herein as being "Year 2000 Compliant"): (i) the Systems must operate with dates that are less than, equal to, or greater than 2000 when the date is 1999 or less; (ii) the Systems must operate with dates that are less than, equal to, or greater than 2000 when the date is 2000 or greater; (iii) the Systems must operate when the date rolls between 12/31/99 and 01/01/2000; (iv) if any System is passing a date that contains a year less than four digits to another application or system, it must pass enough information for the receiving system to comply with Section 3.23(a)(i)-(iii); (v) if any System is receiving a date that contains a year less than four digits from another application or system, it must be able to interpret the date received to comply with Section 3.23(a)(i)-(iii); (vi) the Systems must recognize year 2000 as a leap year and operate accordingly; (vii) the Systems must recognize the correct day of the week where required;
         (viii) date values must sort correctly; (ix) date value calculations must operate and provide correct results; and (x) date values stored, calculated, imported, exported, or displayed with less than a four digit year must be completely ambiguous.

                  (b) To the Stockholders' knowledge based solely upon such inquiry to such parties or in reliance upon such parties' representations, whether written or otherwise, each of its customers' or suppliers' systems are Year 2000 compliant, and if not Year 2000 compliant, to the knowledge of the Stockholders, such noncompliance would not have a Company Material Adverse Effect.

                  (c) None of the Systems designed by the Company contains any "back door," "time bomb," "Trojan horse," "worm," "drop dead device," or "virus" (as such terms are generally known in the computer industry) or other instructions to intentionally disable or erase the information therein and/or data, unless such element was introduced into the Systems, without the Company's knowledge, by any of its suppliers' systems, and the Company and the Stockholders will not introduce any such instructions therein.

                  (d) Year 2000 Readiness Disclosure. The matters set forth in this Section 3.23 constitute both Year 2000 Readiness Disclosure and a Year 2000 Statement within the meaning of the Year 2000 Information and Readiness Disclosure Act.

         SECTION 3.24. Information Supplied. No representation or warranty by the Company or the Stockholders in this Agreement (including the Disclosure Schedule) or any other agreement or document executed or to be executed by the Company or the Stockholders in connection herewith contains any untrue statement of material fact, or omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements were made, not misleading.

                                   ARTICLE IV
             REPRESENTATIONS AND WARRANTIES OF THE TYLER COMPANIES

         The Tyler Companies hereby jointly and severally represent and warrant to the Company and the Stockholders as follows:

         SECTION 4.01. Organization. Each of the Tyler Companies is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation, and is duly qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified would affect the validity or enforceability of this Agreement or would have a Tyler Material Adverse Effect. The term "Tyler Material Adverse Effect" means any change, effect, or condition that, individually or when taken together with all other such changes, effects, or conditions, would be materially adverse to the business, operations, assets, financial condition, results of operations, or prospects of the Tyler Companies.

         SECTION 4.02. Capitalization. The authorized capital stock of Parent consists of 50,000,000 shares of Parent Common Stock and 1,000,000 shares of preferred stock, $10 per share (the "Preferred Stock"), of which, as of December 31, 1998, 34,489,931 shares of Parent Common Stock and no shares of Preferred Stock were issued and outstanding. Each of the outstanding shares of capital stock of Parent is duly authorized, validly issued, and fully paid and nonassessable, and has not been issued in violation of any preemptive or similar rights under the certificate of incorporation or bylaws of Parent, federal or state securities laws, or any agreement to which Parent is a party or by which it is bound.

         SECTION 4.03. Tyler Shares. The Tyler Shares to be issued pursuant to the Merger will, when issued and delivered at the Closing in accordance with this Agreement, be duly authorized, validly issued, fully paid, and nonassessable and not subject to statutory preemptive rights.

         SECTION 4.04. Authority. Each of the Tyler Companies has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements to which it is a party by each of the Tyler Companies and the consummation by each of the Tyler Companies of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of any of the Tyler Companies are necessary to authorize this Agreement and the Ancillary Agreements to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement and the Ancillary Agreements have been duly executed and delivered by each of the Tyler Companies that is a party thereto and, assuming the due authorization, execution, and delivery of this Agreement and the Ancillary Agreements by the Company and the Stockholders, constitute the legal, valid, and binding obligations of each of the Tyler Companies that is a party thereto, enforceable in accordance with their respective terms.

         SECTION 4.05. No Conflict; Required Filings and Consents.

                  (a) The execution and delivery of this Agreement and the Ancillary Agreements by each of the Tyler Companies that is a party thereto do not, and the consummation of the transactions contemplated thereby will not, (i) conflict with or violate the certificate of incorporation or bylaws, in each case as amended or restated as of the date of this Agreement, of any Tyler Company; (ii) to the knowledge of the Tyler Companies, conflict with or violate any Laws applicable to any Tyler Company or by which any of its properties is bound or subject; or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, accelerations or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of any Tyler Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which any Tyler Company is a party or by or to which any Tyler Company or any of its respective properties is bound or subject.

                  (b) The execution and delivery of this Agreement and the Ancillary Agreements by each of the Tyler Companies that is a party thereto do not, and the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements will not, require any Tyler Company to obtain any consent, license, permit, approval, waiver, authorization, or order of, or to make any filing with or notification to, any Governmental Entity, except for the filing and recordation of the Certificate of Merger as required by Delaware Law and Maine Law and otherwise as set forth on Schedule 4.05 to the Disclosure Schedule.

         SECTION 4.06. SEC Filings. Parent has provided the Company and the Stockholders all reports, registration statements, and other filings, together with any amendments thereto, that Parent has filed with the Securities and Exchange Commission (the "Commission") within the previous two years (collectively, the "SEC Filings"). As of the respective dates of their filing with the Commission, the SEC Filings complied in all material respects with the Securities Act of 1933, the Securities Exchange Act of 1934, and the rules and regulations of the Commission promulgated thereunder, and did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         SECTION 4.07. Absence of Certain Changes or Events. Except as contemplated by this Agreement or as otherwise disclosed by Parent to the Company and the Stockholders, since the date of the latest Parent Annual Report on Form 10-K for the year ended December 31, 1998, there has not been a Parent Material Adverse Effect.

         SECTION 4.08. Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder's, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Parent or any Affiliate of the Parent for which any Stockholder or the Company will have any liability.

         SECTION 4.09. Information Supplied. No representation or warranty by Parent in this Agreement (including the Disclosure Schedule) or any other agreement or document executed or to be executed by Parent in connection herewith contains any untrue statement of material fact, or omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements were made, not misleading.

                                   ARTICLE V
                                   COVENANTS

         SECTION 5.01. Affirmative Covenants of the Company and the Stockholders. The Company and the Stockholders hereby covenant and agree that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or as set forth on Schedule 5.01 to the Disclosure Schedule or consented to in writing by Parent, the Company will, and the Stockholders will use their reasonable best efforts to cause the Company, (a) to operate in the ordinary and usual course of business and consistent with past practices and use their best efforts to preserve the goodwill of the Company and of its employees, customers, suppliers, Governmental Entities and others having business dealings with the Company; (b) to maintain all insurance policies and all Company Permits that are required for the Company to carry on its business;
(c) not to take or permit any action that would cause the conditions on the obligations of the parties to effect the transactions contemplated by this Agreement not to be fulfilled, including, without limitation, by taking or causing to be taken any action that would cause the representations and warranties made by the Stockholders in this Agreement not to be true and correct in any material respect; (d) not to increase the compensation payable to or to become payable to any stockholder, director, or officer of the Company; (e) except as contemplated by this Agreement, not to grant any severance or termination pay (other than pursuant to the normal severance policy of the Company as in effect on the Latest Balance Sheet Date) to, or enter into or amend any employment or severance agreement with, any stockholder, director, officer, or employee of the Company; (f) not to establish, adopt, or enter into any employee benefit plan or arrangement; (g) not to amend in any respect, or take any other actions with respect to, any of the Employee Plans or any of the plans, programs, agreements, policies, or other arrangements described in Section 3.10; (h) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock; (i) not to redeem, purchase, or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or any options, warrants, or conversion or other rights to acquire any shares of its capital stock or any such securities or obligations; (j) effect any reorganization or re-capitalization; (k) split, combine, or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock; (l) not to issue, deliver, award, grant, or sell, or authorize or propose the issuance, delivery, award, grant, or sale (including the grant of any security interests, liens, claims, pledges, limitations in voting rights, charges, or other encumbrances) of, any shares of any class of its capital stock or other securities (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares or other securities, or any rights, warrants, or options to acquire any such shares or other securities; (m) not to acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any Person or division thereof, or otherwise acquire or agree to acquire any assets of any other Person (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice);
(n) not to sell, lease, exchange, mortgage, pledge, transfer, or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer, or otherwise dispose of, any of its material assets or any interest therein, except for dispositions of inventories and of assets in the ordinary course of business and consistent with past practice; (o) release any third party from its obligations, or grant any consent, under any existing standstill provision relating to any transaction referred to in Section 5.03 or otherwise under any non-competition, confidentiality, or other agreement, or fail to fully enforce any such agreement; (p) not to adopt or propose to adopt any amendments to its articles of incorporation or bylaws or similar organizational documents; (q) not to (i) change any of its methods of accounting in effect at the Latest Balance Sheet Date, or make or rescind any express or deemed election relating to taxes; (ii) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit, or controversy relating to taxes; or (iii) change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending September 30, 1999, except, in each case, as may be required by Law or generally accepted accounting principles; (r) incur any obligation for borrowed money or purchase money indebtedness, whether or not evidenced by a note, bond, debenture, or similar instrument; (s) enter into any transaction with any Affiliate of the Company; and (t) to take all reasonable steps to cause to be fulfilled the conditions precedent to the Tyler Companies' obligations to consummate the transactions contemplated by this Agreement that are dependent on the actions of the Stockholders or the Company.

         SECTION 5.02 Stockholder Release. Effective as of the Closing, each Stockholder, for himself and his heirs, executors, administrators, successors, and assigns, hereby fully and unconditionally releases and forever discharges and hold harmless the Company and its officers, directors, successors, and assigns from any and all claims, demands, losses, costs, expenses (including reasonable attorneys' fees and expenses), obligations, liabilities, and/or damages (collectively, "Claims") of every kind and nature whatsoever, whether or not now existing or known, relating in any way, directly or indirectly, to the Company, that such Stockholder may now have or may hereafter claim against the Company or any of its employees, officers, directors, successors, and assigns, arising prior to the Closing.

         SECTION 5.03. No-Shop Provisions. Until the earlier of the Closing Date or March 12, 1999, the Stockholders will each comply and cause the Company to comply with the following no-shop provisions: (a) the Company and the Stockholders will each negotiate exclusively and in good faith with Parent with respect to the sale of the Company; (b) neither the Company nor any Stockholder will, directly or indirectly (through agents or otherwise), encourage or solicit any inquiries or accept any proposals by, or engage in any discussions or negotiations with or furnish any information to, any other Person concerning a sale of a substantial portion of the assets or business of the Company (whether through an asset sale, stock sale, merger or otherwise); and (c) the Company and the Stockholders will promptly communicate to Parent the material substance of any inquiry or proposal concerning any such transaction that may be received by any of them.

         SECTION 5.04. Access and Information. The Stockholders have caused and will, until the Closing Date, continue to cause Parent and its representatives to have reasonable access, upon prior notice and request and with the consent of the Stockholders, to the Company's directors, officers, employees, agents, assets, and properties and all relevant books, records and documents of or relating to the business and assets of the Company during normal business hours and will furnish to Parent such information, financial records and other documents relating to the Company and its operations and business as Parent may reasonably request. The Stockholders will permit Parent and its representatives reasonable access, upon prior notice and request and with the consent of the Stockholders, to the Company's accountants, auditors, customers, suppliers, and Governmental Entities having dealings with the Company for consultation by Parent and will use their respective best efforts to cause such Persons to cooperate with Parent and its representatives in such consultation. To the extent that Parent requests access to and the use of third parties for such consultation, Parent will pay the costs, if any, incurred by such third parties.

         SECTION 5.05. Supplemental Disclosure. The Stockholders will promptly supplement or amend each of the Disclosure Schedules with respect to any matter that arises or is discovered after the date of this Agreement but prior to the Effective Time that, if existing or known at the date of this Agreement, would have been required to be set forth or listed in the Disclosure Schedule; provided that, for purposes of determining the rights and obligations of the parties under this Agreement (other than the obligations of the Stockholders under this Section 5.05), any such supplemental or amended disclosure will not be deemed to have been disclosed to Parent unless Parent otherwise expressly consents in writing.

         SECTION 5.06. Information for Filings. The Stockholders will furnish Parent with all information concerning the Stockholders and the Company as is required for inclusion in any application or filing made by Parent to any Governmental Entity in connection with the transactions contemplated by this Agreement.

         SECTION 5.07. Consent of the Stockholders. For purposes of the state corporation law governing the Company, this Agreement constitutes a written consent of the all Stockholders with respect to the Merger, approving the execution and delivery of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated by this Agreement and the Ancillary Agreements.

         SECTION 5.08. Publicity. The Tyler Companies and the Stockholders will cooperate with each other in the development and distribution of all news releases and other public disclosures relating to the transactions contemplated by this Agreement. Neither the Tyler Companies, on the one hand, nor the Company or the Stockholders, on the other hand, will issue or make, or allow to have issued or made, any press release or public announcement concerning the transactions contemplated by this Agreement without the advance approval in writing of the form and substance thereof by the other parties, unless otherwise required by applicable legal or stock exchange requirements.

         SECTION 5.09. Transaction Costs. Each party will pay prior to the Closing all of their respective attorneys', accountants', finders', brokers', investment banking and other fees, costs and expenses incurred by such party in connection with the preparation, negotiation, execution, and performance of this Agreement or any of the transactions contemplated by this Agreement, provided, however, that Parent will pay all costs, fees, and expenses incurred in connection with the preparation of the Company's audited interim financial statements prepared at the request of Parent and that the Stockholders will pay all costs, fees, and expenses incurred by Peabody & Arnold L.L.P. in connection with this Agreement and the transactions contemplated hereby. Notwithstanding anything in this Section 5.09 to the contrary, the Company and the Stockholders, jointly and severally, agree (in addition to any other remedies that the Tyler Companies may have under this Agreement) to reimburse Parent for all of its expenses incurred in connection with this Agreement if Parent terminates this Agreement as a result of any material breach by the Company or the Stockholders, provided such breach is not caused by (a) the failure of any of the Tyler Companies to fulfill any obligation under this Agreement or (b) any representation or warranty made by the Tyler Companies shall be untrue or misleading. Notwithstanding anything in this Section 5.09 to the contrary, Parent agrees (in addition to any other remedies that the Company or the Stockholders may have under this Agreement) to reimburse the Company and the Stockholders for all of the Company's and Stockholders' expenses incurred in connection with this Agreement if the Company and the Stockholders terminate this Agreement as a result of any material breach by Parent, provided such breach is not caused by (a) the failure of the Company or the Stockholders to fulfill any obligation under this Agreement or (b) any representation or warranty made by the Company or the Stockholders shall be untrue or misleading.

         SECTION 5.10. Competition.

                  (a) Stockholders acknowledge and agree that this Agreement is entered into in connection with the sale of a business and that, as part of the consideration and as a material inducement for the execution of this Agreement and the purchase of the business, Parent has required that Stockholders enter into this Section 5.10. Stockholders acknowledge and agree that Parent would not enter into this Agreement or purchase the business absent Stockholder's covenants contained in this Section 5.10. Stockholders also acknowledge that Parent's acquisition of the business includes the acquisition of special and confidential knowledge and information known to Stockholders and their respective Affiliates regarding the business, including information regarding operations, plans, strategies, markets, methods of competing, customers and potential customers, vendors and potential vendors, suppliers, intellectual property, and other information, which knowledge and information would provide invaluable benefits to competitors and potential competitors of Parent and the use, loss, dilution, or impairment of which by Stockholders, their respective Affiliates, or any other Person would materially damage Parent and the business acquired. Stockholders also acknowledge that the nature of the business is not confined to a specific geography or location and that current technology and business and communications methods enable and may enable Stockholders and their respective Affiliates to offer products and services and conduct business with customers and potential customers and other Persons having business dealings with Parent related to the business without regard to geographic location.

                  (b) Each Stockholder covenants and agrees that, for a period beginning on the Closing Date and ending on the later of (i) the first anniversary of (A) the termination of Stockholder's employment by the Surviving Corporation any reason or (B) the resignation of Employee or
         (ii) the fourth anniversary of the Closing Date (the "Non-Compete Applicable Date"), without the written permission of the Tyler Companies, he or she will not, directly or indirectly, anywhere within the United States (the "Non-Compete Area"): (X) engage (whether as owner, partner, investor, employee, adviser, consultant, contracting party, or referring source, or otherwise) in any business that is in competition with the business presently conducted by the Company, the Tyler Companies, or their respective Affiliates at any time prior to the Non-Compete Applicable Date, including, but not limited to, activities with respect to software object technology development or related fields (except that any Stockholder may beneficially own less than 3% of the common equity of a publicly traded entity); (Y) solicit or attempt to solicit any business or employment from any Person that such Stockholder or any person that reported, directly or indirectly, to such Stockholder during the term of such Stockholder's employment while such Stockholder is or was an employee of the Tyler Companies, called upon, solicited, or conducted business with as of prior to the Non-Compete Applicable Date, including, but not limited to, customers, clients, and prospective customers and clients of the Tyler Companies and their respective Affiliates or successors; or (Z) recruit or hire, attempt to or assist in any attempt to recruit or hire, or discuss employment or hiring with, any Person who has ever been or is an employee of the Company or the Tyler Companies or their respective Affiliates or successors.

                  (c) Each Stockholder acknowledges that this Section 5.10 is necessary to protect the interests of the Tyler Companies, the Company, and their respective Affiliates and that the restrictions and remedies contained in this Agreement are reasonable in light of the consideration and other value such Stockholder has accepted pursuant to this Agreement. If any provision of this Section 5.10 should be found by any court of competent jurisdiction to be unreasonable by reason of its being too broad as to the period of time, territory, and/or scope, then, and in that event, such provision will nevertheless remain valid and fully effective, but will be considered to be amended so that the period of time, territory, and/or scope set forth will be changed to be the maximum period of time, the largest territory, and/or the broadest scope, as the case may be, that would be found reasonable and enforceable by such court.

         SECTION 5.11. Confidential Information. Each Stockholder acknowledges that he or she has had access to the Company's confidential information, and may in the future have access to information proprietary to, used by, or in the possession of the Parent, the Company, or their respective Affiliates, or any of their respective customers or not generally known in the industry, including, but not limited to, records regarding sales, price and cost information, marketing plans, trade secrets, customer names, customer lists, sales techniques, distribution plans or procedures, and other material relating to the Company's or the Parent's business (the "Confidential Information"), and for itself and for each Person that is an entity that is controlled by such Stockholder agrees never to use the Confidential Information other than for the sole benefit of the Tyler Companies or to disclose such Confidential Information to any Person that is not an officer or employee (except that if, at such time, such Confidential Information is subject to a policy of Parent or its Affiliates restricting disclosure to non-officers, the Stockholder will not disclose such information to non-officers) of the Tyler Companies at the time of such disclosure, without the prior written consent of Parent. Each Stockholder further acknowledges that this covenant to maintain Confidential Information is necessary to protect the goodwill and proprietary interests of the Company, the Tyler Companies, and their respective Affiliates and that the restriction against the disclosure of

Confidential Information and the associated remedies are reasonable in light of the consideration and other value such Stockholder has accepted pursuant to this Agreement. Each Stockholder agrees on request of the Tyler Companies after the Closing Date immediately to surrender to Parent all Confidential Information and all copies thereof and information containing Confidential Information in such Stockholder's possession or control as well as all other papers, documents, electronic media, or property of the Company or the Tyler Companies, or their respective Affiliates coming into his or her possession or control. If any provision of this Section 5.11 should be found by any court of competent jurisdiction to be unreasonable by reason of its being too broad as to the period of time, territory, and/or scope, then, and in that event, such provision will nevertheless remain valid and fully effective, but will be considered to be amended so that the period of time, territory, and/or scope set forth will be changed to be the maximum period of time, the largest territory, and/or the broadest scope, as the case may be, which would be found reasonable and enforceable by such court.

         SECTION 5.12. Taxable Merger. The parties intend for the Merger to constitute a taxable transaction under Section 368(h)(10) of the Code. The parties agree that they will report the transaction to the Internal Revenue Service consistent with such treatment and that they will not take any actions at or prior to Closing that would cause the transactions contemplated hereby to fail to qualify as a taxable transaction under Section 368(h)(10). The parties covenant and agree that all allocation of value for tax and accounting purposes will be made in accordance with Schedule 5.12 to the Disclosure Schedule and that no deviation will be made from the allocation scheme set forth in Schedule
5.12 to the Disclosure Schedule by the Tyler Companies or the Stockholders without the prior written consent of the other party.

         SECTION 5.13. Real Estate Leasing. Each of the parties acknowledge that certain persons Affiliated with the Stockholders (the "Stockholder Affiliates") are in the initial planning stages of a commercial real estate development project with respect to certain real property (the "Property") situated contiguous to the premises where the Company presently has its principal place of business and operations. It is understood by the Stockholders that the Property will be developed into high quality office space (the "New Office Space"), which the Stockholder Affiliate will make available for leasing to the Company and its successors. Each of the parties acknowledge that (a) the Company and the Stockholder Affiliate have begun discussions with respect to the leasing by the Company of not less than one-half of the New Officer Space, which is approximately 17,000 square feet, and (b) the Company anticipates having expansion requirements in the foreseeable future that would be adequately addressed by occupying the New Office Space, if developed as anticipated by the Company and the Stockholder Affiliate. The Tyler Companies hereby agree to use commercially reasonable efforts, acting in good faith, to continue such discussions in earnest and to negotiate with the Stockholder Affiliate to reach an agreement to lease not less than 17,000 square feet of the New Office Space on terms, including price, generally prevailing in regional commercial real estate markets, but in any event on terms acceptable to the Tyler Companies and the Stockholder Affiliate, each in their sole discretion.

         SECTION 5.14. Opinions. Parent covenants and agrees to provide all such legal opinions as reasonably requested by its transfer agent to effect the transfer of the Tyler Shares at or subsequent to the Closing, including in connection with any transfers by the Stockholders contemplated in Section 3.22(d) of this Agreement, provided that such transfer is in compliance with the Securities Act and applicable state securities laws.

         SECTION 5.15. Stock Options. Within sixty (60) days after Closing, Parent shall issue options to acquire an aggregate of 300,000 shares of Parent Common Stock to certain key employees of the Surviving Corporation in amounts to be determined by Parent and the Stockholders. Such options shall vest in five equal annual installments, shall have an exercise price equal to the closing sale price of Parent Common Stock as reported on the New York Stock Exchange on the Closing Date, and shall otherwise be subject to Parent's stock option plan and individual stock option agreements.

                                   ARTICLE VI
                                INDEMNIFICATION

         SECTION 6.01. Indemnification of Parent. The Stockholders will jointly and severally indemnify and hold Parent, its subsidiaries (including Merger
Sub) and their respective directors, officers, and employees (collectively, the "Parent Parties") harmless from any and all Claims (determined without regard to any materiality qualification contained in any representation, warranty, or covenant giving rise to the indemnity claim hereunder) that any Parent Party may suffer or incur arising out of the breach or any alleged breach of any of the representations, warranties, covenants, or agreements made by the Stockholders or the Company in this Agreement; provided, however, that (a) the Parent Parties will not be entitled to indemnification under this Section 6.01 for Claims unless the aggregate amount of all Claims exceeds $500,000, in which case the Parent Parties will be entitled to indemnification for amounts only in excess of $500,000; (b) the Parent Parties will not be entitled to indemnification under this Section 6.01 for Claims if and to the extent that Claims aggregate more than $5,500,000; and (c) the foregoing limitations shall not apply with respect to any Claims arising under any breach of the covenants set forth in Section 5.09, Section 5.10 and Section 5.11.

         SECTION 6.02. Indemnification of the Stockholders. Parent will indemnify and hold the Stockholders and their heirs (collectively, the "Stockholder Parties") harmless from any and all Claims (determined without regard to any materiality qualification contained in any representation, warranty, or covenant giving rise to the indemnity claim hereunder) that any Stockholder Party may suffer or incur arising out of the breach or any alleged breach of any of the representations, warranties, covenants, or agreements made by the Tyler Companies in this Agreement; provided, however, that (a) the Stockholder Parties will not be entitled to indemnification under this Section
6.02 for Claims unless the aggregate amount of all Claims exceeds $500,000, in which case the Stockholder Parties will be entitled to indemnification for amounts only in excess of $500,000; (b) the Stockholder Parties will not be entitled to indemnification under this Section 6.02 for Claims if and to the extent that Claims aggregate more than $5,500,000; and (c) the foregoing limitations shall not apply with respect to any Claims arising under any breach of the covenants set forth in Section 5.09.

         SECTION 6.03. Notice. Any party entitled to receive indemnification under this Article VI (the "Indemnified Party") agrees to give written notice to the party or parties required to provide such indemnification (the "Indemnifying Parties") upon the occurrence of any indemnifiable claim or the assertion of any claim or the commencement of any action or proceeding in respect of which such a claim may reasonably be expected to occur (a "Loss Claim") within sixty (60) days of becoming aware of such Loss Claim, but the Indemnified Party's failure to give such notice will not affect the obligations of the Indemnifying Party under this Article VI except to the extent that the Indemnifying Party is materially prejudiced thereby and will not affect the Indemnifying Party's obligations or liabilities otherwise than under this
Article VI. Such written notice will set forth a reference to the event or events forming the basis of such Loss or Loss Claim and the estimated amount involved, unless such amount is uncertain or contingent, in which event the Indemnified Party will give a later written notice when the amount becomes fixed.

         SECTION 6.04. Defense of Claims. The Indemnifying Party may elect to assume and control the defense of any Loss Claim, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of expenses related thereto, if (a) the Indemnifying Party provides reasonable evidence to the Indemnified Party of its financial ability to satisfy such indemnification obligation; (b) the Loss Claim does not seek to impose any liability or obligation on the Indemnified Party other than for money damages; and (c) the Loss Claim does not relate to the Indemnified Party's relationship with its customers or employees. If such conditions are satisfied and the Indemnifying Party elects to assume and control the defense of a Loss Claim, then (i) the Indemnifying Party will not be liable for any settlement of such Loss Claim effected without its consent; (ii) the Indemnifying Party may settle such Loss Claim with the consent of the Indemnified Party, which consent shall not be unreasonably withheld; and (iii) the Indemnified Party may employ separate counsel and participate in the defense thereof, but the Indemnified Party will be responsible for the fees and expenses of such counsel unless the Indemnifying Party has failed to adequately assume the defense of such Loss Claim or to employ counsel with respect thereto. If such conditions are not satisfied, the Indemnified Party may assume and control the defense of the Loss Claim; provided that the Indemnified Party may not settle any such Loss Claim without the consent of the Indemnifying Party, which consent will not be unreasonably withheld (and the Indemnifying Party will not be liable for any Claims resulting from a settlement effected in violation of this clause).

         SECTION 6.05. Survival; Remedies. All representations and warranties made in or pursuant to this Agreement will survive the Closing Date until the second anniversary of the Closing Date; provided, however, that (a) the representations and warranties contained in Section 3.01, Section 3.03, and
Section 3.04 shall survive indefinitely, (b) the representations and warranties contained in Section 3.11 and Section 3.13 shall survive for a period equal to all applicable statute of limitations regarding Claims made with respect to such subject matter, (c) the covenants set forth in Section 5.10 shall continue for the period as set forth therein, and (d) any claim for indemnity under this
Article VI shall survive the time at which it would otherwise terminate if a claim for indemnification shall have been commenced prior to such time and such claim or proceeding is pending and is being maintained in good faith, then such claim shall continue until the final disposition of such claim. Each party agrees that no other party to this Agreement will be under any duty, express or implied, to make any investigation of any representation or warranty made by any other party to this Agreement, and that no failure to so investigate will be considered negligent or unreasonable. Except as otherwise set forth herein, all remedies under this Agreement will be cumulative and not exclusive.

                                  ARTICLE VII
                               CLOSING CONDITIONS

         SECTION 7.01. Conditions to Obligations of the Tyler Companies. The obligations of the Tyler Companies to effect the Merger and the other transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived in writing in the absolute discretion of the Parent, in whole or in part:

                  (a) Each of the representations and warranties of the Company and the Stockholders contained in this Agreement must be true and correct in all material respects as of the Effective Time as though made on and as of the Effective Time.

                  (b) The Company and the Stockholders must have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time.

                  (c) There must be no pending or threatened litigation in any court or any proceeding before or by any Governmental Entity against the Stockholders, the Company, or Parent to restrain or prohibit or obtain damages or other relief with respect to this Agreement or the Ancillary Agreements or the consummation of the transactions contemplated by this Agreement or the Ancillary Agreement.

                  (d) All contractual and governmental consents, approvals, and notifications required must have been obtained or given.

                  (e) John S. Marr, Jr. must have entered into an employment agreement substantially in the form of Exhibit A.

                  (f) The Stockholders must have delivered to Parent a closing certificate substantially in the form of Exhibit B.

                  (g) The Company must have delivered to Parent a certificate of the clerk of the Company substantially in the form of Exhibit C.

                  (h) No later than the business day prior to the Effective Time, the Company must have received from each holder of issued and outstanding options or warrants to purchase Company Stock and from each holder of any other right to receive Company Stock a release, in form and substance satisfactory to Parent, pursuant to which each option and warrant holder agrees to the cancellation of any existing options or warrants in exchange for the issuance of new options and warrants and pursuant to which such option or warrant holder releases Parent from any and all liabilities which may arise under existing stock option plans and stock option or warrant agreements.

         SECTION 7.02. Conditions to Obligations of the Company and the Stockholders. The obligations of the Company and the Stockholders to effect the Merger and the other transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived in writing in the absolute discretion of the Company, in whole or in part:

                  (a) Each of the representations and warranties of the Tyler Companies contained in this Agreement must be true and correct in all material respects as of the Effective Time as though made on and as of the Effective Time.

                  (b) The Tyler Companies must have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time.

                  (c) There must be no pending or threatened litigation in any court or any proceeding before or by any Governmental Entity against the Stockholders, the Company, or Parent to restrain or prohibit or obtain damages or other relief with respect to this Agreement or the Ancillary Agreements or the consummation of the transactions contemplated by this Agreement or the Ancillary Agreement.

                  (d) All contractual and governmental consents, approvals, and notifications must have been obtained or given, provided that Parent hereby waives the delivery of any consents with respect to the items set forth on Schedule 3.19(c) to the Disclosure Schedule.

                  (e) Parent must have executed and delivered the employment agreement substantially in the form of Exhibit A.

                  (f) Parent must have delivered to the Company a closing certificate substantially in the form of Exhibit D.

                  (g) Parent must have delivered to the Company a certificate of the secretary of the Parent substantially in the form of Exhibit E.

                                  ARTICLE VIII
                                 MISCELLANEOUS

         SECTION 8.01. Termination. This Agreement and the transactions contemplated by this Agreement may be terminated and abandoned (a) at any time prior to the Effective Time by mutual written consent or Parent, the Company, and the Stockholders; or (b) by either Parent, on the one hand, or the Company of the Stockholders, on the other hand, if a condition to performance by the terminating party or parties under this Agreement has not been satisfied or waived prior to March 31, 1999. Notwithstanding the foregoing clause (b), (i) Parent may not terminate this Agreement if the event giving rise to its termination right results from Parent's willful failure to perform or observe any of its covenants or agreements set forth herein or if Parent is, at such time, in breach of this Agreement, and (ii) the Company or the Stockholders may not terminate this Agreement if the event giving rise to its termination right results from the willful failure of the Company or any Stockholder to perform or observe any of its covenants or agreements set forth in this Agreement or if any Stockholder is, at such time, in breach of this Agreement. The right of any party to terminate this Agreement pursuant to this Section 8.01 will remain operative and in full force and effect regardless of any investigation made by or on behalf of any party, any Person controlling any such party, or any of their respective officers, directors, representatives, or agents, whether before or after the execution of this Agreement. Upon termination of this Agreement pursuant to Section 8.01, this Agreement will become void, there will be no liability on the part of the Tyler Companies, on the one hand, or the Company or the Stockholders, on the other hand, to the other and all rights and obligations of each party to this Agreement will cease, except that nothing in this Agreement will relieve any party of any liability for (a) any breach of such party's covenants or agreements contained in this Agreement, or (b) any knowing or willful breach of such party's representations or warranties contained in this Agreement.

         SECTION 8.02. Notices. All notices that are required or may be given pursuant to this Agreement must be in writing and delivered personally, by a recognized courier service, by a recognized overnight delivery service, by telecopy or by registered or certified mail, postage prepaid, to the parties at the following addresses (or to the attention of such other person or such other address as any party may provide to the other parties by notice in accordance with this Section 8.02):

                  If to Parent:

                           Tyler Corporation
                           2800 W. Mockingbird Lane
                           Dallas, Texas 75235
                           Attention: Corporate Counsel
                           Telecopy: (214) 902-5058

                  If to Stockholder:

                           To the address opposite such Stockholder's name as set forth on Schedule 8.02 to the Disclosure Schedule with a copy to (or, if to the Company):

                           Process, Inc. d/b/a Computer Center Software
                           370 U.S. Route One
                           Falmouth, Maine  04105
                           Attention: President
                           Telecopy: (207) 781-3585

                  with a copy to:

                           William E. Kelly, Esquire
                           Peabody & Arnold LLP
                           50 Rowes Wharf
                           Boston, Massachusetts  02110-3342
                           Telecopy: (617) 951-2125

Any such notice or other communication will be deemed to have been given and received on the day it is personally delivered and signed for by addressee or, if delivered by courier or overnight delivery service or sent by telecopy or mailed, three days after sending.

         SECTION 8.03. Further Assurances. Each party agrees to execute any and all documents and to perform such other acts as may be necessary or expedient to further the purposes of this Agreement and the transactions contemplated by this Agreement.

         SECTION 8.04. Counterparts. This Agreement may be executed in one or more counterparts for the convenience of the parties to this Agreement, all of which together will constitute one and the same instrument.

         SECTION 8.05. Certain Definitions. For the purposes of this Agreement, the following terms have the meanings specified:

                  (a) "Affiliate" means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person.

                  (b) "Claim" means all claims, demands, losses, costs, expenses (including reasonable attorneys' fees and expenses), obligations, liabilities, and/or damages of every kind and nature; provided, however, that with respect to claims for indemnification, the amount of such claims shall be reduced by (i) any net tax benefits realized by the Tyler Companies or the Surviving Corporation as a result of such event, and (ii) the net amount of any insurance proceeds received by the Tyler Companies or the Surviving Corporation as a result of such event, including, without limitation, costs and expenses of litigation (including reasonable attorneys' and accountants' fees).

                  (c) "Control" (including the terms "controlling," "controlled," "controlled by," and "under common control with") means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of securities, or as trustee or executor, by contract or credit arrangement or otherwise.

                  (d) "Knowledge" or "to the knowledge of" and other phrases of like substance are to be broadly construed (i) to include the knowledge of the Person making the representation and (ii) to represent that the Person making the representations has made or caused such inquiry and investigation to be made into the matter represented to be true as such Person in good faith believes to be reasonable and sufficient.

                  (e) "Person" will be broadly construed to include to mean an individual, corporation, partnership, association, trust, unincorporated organization, Governmental Entity, other entity or group (as used in Section l3(d) of the Exchange Act).

                  (f) "Tax" or "taxes" means any and all taxes, charges, fees, levies, assessments, duties, or other amounts payable to any federal, state, local, or foreign taxing government, authority, or agency, including, without limitation, (i) income, franchise, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, excise, stamp, windfall profits, transfer, and gains taxes;
         (ii) customs, duties, imposts, charges, levies, or other similar assessments of any kind; and (iii) interest, penalties, and additions to tax imposed with respect thereto.

         SECTION 8.06. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement will be assigned or delegated by any Stockholders or Parent, without the prior written consent of the other parties; except that Parent may assign its rights and obligations under this Agreement to Merger Sub. This Agreement is not intended to confer any rights or benefits to any Person (including, without limitation, any employees of the Company) other than the parties to this Agreement.

         SECTION 8.07. Entire Agreement. This Agreement and the related documents contained as Exhibits and Schedules to this Agreement or expressly contemplated by this Agreement contain the entire understanding of the parties relating to the subject matter hereof and supersede all prior written or oral and all contemporaneous oral agreements and understandings relating to the subject matter hereof. This Agreement cannot be modified or amended except in writing signed by the party against whom enforcement is sought. The Exhibits and Schedules to this Agreement are hereby incorporated by reference into and made a part of this Agreement for all purposes.

         SECTION 8.08. Specific Performance. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants under this Agreement, including, without limitation, failure to take all actions as are necessary on its part to the consummation of the Merger or any violation of the covenants set forth in Sections 5.10 and 5.11, will cause irreparable injury to the other parties for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents, notwithstanding Section 8.11, to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations under this Agreement or any Ancillary Agreement.

         SECTION 8.09. GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO ANY CONFLICTS-OF-LAW, RULE, OR PRINCIPLE THAT MIGHT REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

         SECTION 8.10. Arbitration. Any controversy, dispute, or claim arising under this Agreement will be finally settled by arbitration conducted in accordance with the American Arbitration Association Rules in effect on the date of this Agreement; provided, that with respect to any controversy, dispute, or claim that the Board of Directors of Tyler Corporation has not correctly determined that a Stockholder has engaged in any conduct prohibited by Section 5.10 or 5.11, the parties will be obligated to negotiate to resolve such matter for ninety (90) days after written notice by one party to the other of the existence of such controversy, dispute, or claim before commencing any arbitration with respect thereto under this Agreement. Notwithstanding any provision of the American Arbitration Association Rules, any such arbitration will be conducted before and decided by a three-person panel of arbitrators. Each party will be entitled to select one individual to serve on the panel, and the two individuals so selected will select the third individual to serve on the panel. Any such arbitration will take place in the City of Dallas, Texas. The arbitrators in any such arbitration will apply the laws of the State of Texas and the United States of America. In any arbitration under this Agreement, this Agreement will be deemed to have been made in, and shall be governed by and construed under the laws of, the State of Texas and the United States of America. Any decision rendered by the arbitrators will be final and binding and judgment thereon may be entered in any court having jurisdiction or application may be made to such court for an order of enforcement as the case may require. The parties intend that this agreement to arbitrate be irrevocable. If arbitration is invoked in accordance with the provisions of this Agreement, the prevailing party in the arbitration will be entitled to recover from the other all costs, fees, and expenses pertaining or attributable to such arbitration, including reasonable attorneys' fees.

                  [remainder of page intentionally left blank]

         IN WITNESS WHEREOF, each of the parties to this Agreement has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                      TYLER CORPORATION,
                                      a Delaware corporation


                                      By: /s/ John M. Yeaman
                                          -----------------------------------
                                      Name: John M. Yeaman
                                      Title: President


                                      COMPUTER CENTER SOFTWARE, INC.,
                                      a Delaware corporation and wholly-owned
                                      subsidiary of Tyler Corporation


                                      By: /s/ John M. Yeaman
                                          -----------------------------------
                                      Name: John M. Yeaman
                                      Title: President


                                      PROCESS, INCORPORATED
                                      d/b/a Computer Center Software,
                                      a Maine corporation


                                      By: /s/ John S. Marr, Jr.
                                          -----------------------------------
                                      Name: John S. Marr, Jr.
                                      Title: President


                                      STOCKHOLDERS


                                      /s/ John S. Marr
                                      ---------------------------------------
                                      John S. Marr


                                      /s/ John S. Marr, Jr.
                                      ---------------------------------------
                                      John S. Marr, Jr.

                                   Exhibit A

                          FORM OF EMPLOYMENT AGREEMENT

                              EMPLOYMENT AGREEMENT

         This Employment Agreement is between Tyler Corporation, a Delaware corporat ion, or one of its subsidiaries or affiliates (Tyler Corporation and all of its subsidiaries and affiliates are collectively referred to herein as "Tyler," and the specific organization employing the Employee, Computer Center Software, Inc., a Delaware corporation and wholly-owned subsidiary of Tyler Corporation, will sometimes be referred to as the "Company"), on the one hand, and John S. Marr, Jr. ("Employee"), on the other hand. This Agreement will become effective only upon the closing (the "Closing") of the merger (the "Merger") of Process, Incorporated, a Maine corporation, with Computer Center Software, Inc., a Delaware corporation and wholly-owned subsidiary of Tyler Corporation, pursuant to the Agreement and Plan of Merger dated to be effective as of April 20, 1999 (the "Merger Agreement").

         1. Duties. Subject to the terms and conditions set forth in this Agreement, Employee will serve in the capacity of President of the Company reporting directly to the Board of Directors of the Company, or such other capacity or capacities as may be assigned to Employee by the Tyler Corporation Board of Directors and which are commensurate with the education, experience, and skills of employee. In such capacities, Employee shall have all necessary power and authority to discharge his responsibilities, subject in each case to the Tyler Corporation Board of Directors' supervision and control.

         2. Salary. Effective upon Closing, Employee's base salary will be at the rate of $ per year. In addition, Employee will be entitled to receive benefits made available from time to time by the Company to its employees generally and to employees who hold positions similar to that of Employee, including participation in medical and dental benefit plans and programs, disability insurance, 401-K plans, and paid vacation (collectively, "Benefits"). In addition, Employee may be entitled to receive such other compensation, including an annual bonus, as may be determined and awarded by and in the discretion of the Tyler Corporation Board of Directors.

         3. Term. This Agreement shall commence as of the date of the Closing and continue until the fourth anniversary of such date.

         4. Termination; Death of Employee; Disability; Illness.

                  (a) Termination with or without Cause. Employee and the Company understand that Employee's employment is "at will" and can be terminated by either Employee or the Company upon sixty (60) days' written notice to the other, with or without cause, for any reason not prohibited by law. If the Company terminates Employee without Cause (as defined below), the Company will, upon such termination, pay Employee or his heirs, executors, or permitted assigns a severance payment equal to the salary set forth in Section 2 for the then remaining term of this Agreement. If Employee is terminated for Cause or if Employee voluntarily terminates employment hereunder, Employee shall be entitled to receive his salary and all Benefits through the date of such termination.

                  For purposes of this Agreement, "Cause" shall mean (a) intentional and material breach of his duty of loyalty or care to the Company, (b) gross negligence or willful misconduct in performance of his duties during the term of his employment, (c) persistent failure to abide by the corporate policies and procedures as set forth in the Company's employee handbook, if any, (d) persistent failure to execute the reasonable and lawful instructions of the Company's Board of Directors relating to the operation of the Company's business, (e) conviction of any felony crime, and (e) a material breach by Employee of any of the terms of this Agreement.

                  (b) Termination upon Death of Employee. In addition to any other provision relating to termination, this Agreement shall terminate upon the Employee's death. In such event, all unpaid compensation and all expense reimbursements due to Employee shall be paid to Employee's estate.

                  (c) Disability. If Employee becomes Totally Disabled (as defined below) during the term of this Agreement, his full salary shall be continued for a period of ninety (90) days from the date of the disabling injury or onset of the disabling illness as determined in accordance with this Section 4(c) and thereafter the Employee's employment may be terminated.

                  For purposes of this Agreement, the term "Total Disability" shall mean disability as defined in any total disability insurance policy or policies, if any, in effect with respect to the Employee. If no such insurance policy is in effect, "Total Disability" shall mean a medically determinable physical or mental condition which, in the opinion of two physicians chosen by the mutual consent of the parties, renders the Employee unable to perform substantially all of the duties required pursuant to this Agreement. Total Disability shall be deemed to have occurred on the date of the disabling injury or onset of the disabling injuries, as determined by the two independent physicians. In the event that the two independent physicians are unable to agree as to the date of the disabling injury or onset of the disabling illness, such date shall be the later of the two dates determined by the physicians chosen in accordance with this Section 4(c).

                  (d) Illness. If Employee is unable to perform the services required under this Agreement by reason of illness or physical injury not amounting to Total Disability, the compensation otherwise payable to Employee under this Agreement shall be continued for a period of ninety (90) days and thereafter the Employee's employment may be terminated.

         5. Outside Activities. While employed by the Company, Employee must devote in good faith his full time and best efforts during reasonable business hours and may not engage in any business activity that violates
Section 7 of this Agreement without Tyler Corporation's prior written consent; provided, however, that this Agreement does not prohibit investment in less than 3% of the securities of any company that is traded on a national securities exchange or the NASDAQ national market system. Notwithstanding the foregoing, Employee may continue to engage in the activities set forth in
Schedule 1. Employee represents that, to the best of his knowledge, the execution of this Agreement, employment by the Company, and the performance of the duties described hereunder will not conflict with any obligations that Employee has to any former employer or other person.

         6. Confidential Information.

                  (a) Employee acknowledges that Tyler is continuously developing or receiving Confidential Information (as defined below), and that during Employee's employment Employee will receive Confidential Information from Tyler and special training relating to Tyler's business methodologies. Employee further acknowledges and agrees that Employee's employment by the Company creates a relationship of confidence and trust between Employee and Tyler that extends to all Confidential Information that becomes known to Employee. Accordingly, Employee will not disclose or use any Confidential Information, except in connection with the good faith performance of his duties as an employee, and will take reasonable precautions against the unauthorized disclosure or use of Confidential Information. Upon Tyler's request, Employee will execute and comply with a third party's agreement to protect its confidential and proprietary information. In addition, Employee will not solicit or induce the unauthorized disclosure or use of confidential or proprietary information for the benefit of Tyler.

                  (b) For purposes of this Agreement, "Confidential Information" means all written, machine-reproducible, oral and visual data, information, and material, including, without limitation, business, financial, and technical information, computer programs, documents, and records (including those that Employee develops in the scope of his employment) that (a) Tyler or any of its customers or suppliers treats as confidential or proprietary through markings or otherwise, (b) relates to Tyler or any of its customers or suppliers or any of its business activities, products, or services (including software programs and techniques) and is competitively sensitive or not generally known in the relevant trade or industry, or (c) derives independent economic value from not being known to, and is not generally ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use. Confidential Information does not include any information or material that is approved by Tyler for unrestricted public disclosure. Confidential Information shall not include information or material that: (i) was in the public domain prior to the date of this Agreement or subsequently came into the public domain through no fault of Employee, (ii) was lawfully received by Employee from a third party free of any obligation of confidentiality, or (iii) is required to be disclosed in a judicial or administrative proceeding or by a governmental or regulatory authority, domestic or foreign.

         7. No Competition.

                  (a) Employee acknowledges that, in the course and as a result of employment with the Company, Employee will obtain special training and knowledge and will come in contact with the Company's and Tyler's customers and potential customers, which training, knowledge, and contacts would provide invaluable benefits to competitors and potential competitors of the Company and Tyler. Accordingly, and in consideration of Tyler entering into this Agreement and in consideration of the Merger, Employee covenants and agrees that, for a period beginning on the date of this Agreement and ending on the later of (i) the first anniversary of (A) the termination of Employee's employment by the Company for any reason or (B) the resignation of Employee or (ii) the fourth anniversary of this Agreement (the "Non-Compete Applicable Date"), without the written permission of Tyler, he will not, directly or indirectly, anywhere within the United States (the "Non-Compete Area"): (A) engage (whether as owner, partner, investor, employee, adviser, consultant, contracting party, or referring source, or otherwise) in any business that is in competition with the business presently conducted by the Company, Tyler, or their respective Affiliates at any time prior to the Non-Compete Applicable Date, including, but not limited to, activities with respect to software object technology development or related fields (except that Employee may beneficially own less than 3% of the common equity of a publicly traded entity); (B) solicit or attempt to solicit any business or employment from any Person that Employee or any person that reported, directly or indirectly, to Employee during the term of Employee's employment while Employee is or was an employee of the Company or Tyler, called upon, solicited, or conducted business with as of prior to the Non-Compete Applicable Date, including, but not limited to, customers, clients, and prospective customers and clients of Tyler and their respective Affiliates or successors; or (C) recruit or hire, attempt to or assist in any attempt to recruit or hire, or discuss employment or hiring with, any Person who has ever been or is an employee of the Company or Tyler or their respective Affiliates or successors.

                  (b) Employee acknowledges that this Section 7 is necessary to protect the interests of Tyler and that the restrictions and remedies contained in this Agreement are reasonable in light of the consideration and other value Employee accepts pursuant to this Agreement. If any provision of this Section 7 should be found by any court of competent jurisdiction to be unreasonable by reason of its being too broad as to the period of time, territory, and/or scope, then, and in that event, such provision will nevertheless remain valid and fully effective, but will be considered to be amended so that the period of time, territory, and/or scope set forth will be changed to be the maximum period of time, the largest territory, and/or the broadest scope, as the case may be, that would be found reasonable and enforceable by such court.

         8. Proprietary Rights.

                  (a) Employee will disclose to the Company all works of authorship and inventions that Employee produces while employed by the Company, working alone or jointly with others, including all computer programs, documents, and records, together with all related ideas, know-how, and techniques. These disclosures will be considered Confidential Information. All copyrights, patent rights, and other intellectual property rights in and to works of authorship and inventions that Employee produces while employed by the Company, working alone or jointly with others, are intended to be and will be owned solely by the Company, except for such rights, interests, and works that are not assigned to the Company pursuant to Section 8(b).

                  (b) Employee assigns to the Company all of his rights in and to all works of authorship and inventions that Employee produces while employed by the Company, working alone or jointly with others, and waives all rights therein. Employee agrees to sign, without additional compensation, all necessary documents and otherwise assist the Company, at its expense, to register and enforce all copyrights, patents, and other intellectual property rights. Employee appoints the Company as his attorney-in-fact for the sole purpose of executing all necessary documents relating to the registration or enforcement of any copyrights, patents, and other intellectual property rights produced while employed by the Company and assigned to the Company in accordance with, and subject to the restrictions contained in, this Section 8. Notwithstanding the foregoing, Employee does not assign works of authorship or inventions which (i) Employee developed on his own time without using the Company's equipment, facilities, supplies, or Confidential Information, or (ii) do not relate to either (A) Tyler's business, (B) Tyler's actual or demonstrably anticipated research or development, or (C) work done by Employee for Tyler.

                  (c) Tyler can waive the rights in any work of authorship or invention only through a written instrument signed by an officer of Tyler after Employee has fully and completely disclosed in writing the existence and nature of that work or authorship or invention.

         9. End of Employment

                  (a) Promptly upon the expiration or termination of Employee's employment, Employee will return to the Company all tangible forms of Confidential Information and all equipment, records, and other physical property in Employee's possession or under his control that was furnished to Employee, or is owned, by Tyler.

                  (b) Employee authorizes Tyler to offset any liquidated amounts payable or reimbursable to Tyler by Employee against, and to withhold such amounts from, any amounts payable or reimbursable to Employee by Tyler, including, without limitation, any base salary, bonus, other incentive compensation, and expense reimbursements to the maximum extent permitted by law.

         10. GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF MAINE, EXCLUDING ANY CONFLICTS OF LAW PROVISIONS THEREOF.

         11. ARBITRATION. THE PARTIES AGREE THAT ANY CLAIMS, INCLUDING ANY STATUTORY CLAIMS, ARISING OUT OF OR RELATING TO EMPLOYEE'S EMPLOYMENT WILL, AT THE REQUEST OF EITHER PARTY, BE SUBJECT TO BINDING ARBITRATION CONDUCTED BY AND IN ACCORDANCE WITH THE RULES OF AN INDEPENDENT, NATIONALLY-RECOGNIZED DISPUTE RESOLUTION ORGANIZATION (E.G. THE AMERICAN ARBITRATION ASSOCIATION). THE ARBITRATION PROCEEDING WILL BE CONDUCTED IN DALLAS, TEXAS. NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR PUNITIVE DAMAGES FOR ANY SUCH CLAIMS, AND EACH PARTY HEREBY WAIVES ANY CLAIMS AGAINST THE OTHER FOR SUCH DAMAGES.

         12. Specific Performance. The parties hereby acknowledge and agree that the failure of either party to perform the agreements and covenants set forth in Section 2, Section 4, Section 6, and Section 7 of this Agreement will cause irreparable injury to the other party for which damages, even if available, may not be an adequate remedy. Accordingly, each party hereby consents, notwithstanding Section 11, to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of such obligations.

         13. Continuing Obligations. Employee acknowledges and agrees that the Sections 6, 7, 8, and 9 will continue to be enforceable against Employee for two years after his employment with the Company ends, unless otherwise specified in such section.

         14. Entire Agreement. This Agreement (and with respect to Section 7, the Merger Agreement) constitute the entire agreement between the parties related to the subject matter hereof and supersedes all prior or contemporaneous discussions, promises, or agreements related to this subject matter. This Agreement cannot be amended except in a writing signed by both parties. If any part of this Agreement is too broad to be fully enforced, it will be enforced to the extent permitted by law.

         15. Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Company or Tyler: Tyler Corporation
                                     2800 W. Mockingbird Lane
                                     Dallas, Texas  75235
                                     Attention: Corporate Counsel

         If to Employee:             At the current address of Employee as shown
                                     on the Company records

EMPLOYEE                             TYLER CORPORATION,
                                     a Delaware corporation

         By: /s/ John S. Marr, Jr.         By: /s/ John M. Yeaman
             ---------------------             ------------------
         Name: John S. Marr, Jr.           Its: President

                                   EXHIBIT B

                              CLOSING CERTIFICATE
                             OF THE STOCKHOLDERS OF
                                 PROCESS, INC.

         The undersigned hereby certify, pursuant to Section 7.01 of the Agreement and Plan of Merger, dated to be effective as of April 20, 1999 (the "Merger Agreement"), by and among Tyler Corporation, a Delaware corporation ("Parent"), Computer Center Software, Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), Process, Incorporated, a Maine corporation (the "Company"), and the stockholders of the Company (the "Stockholders"), that:

                  1. All representations and warranties of the Stockholders contained in the Merger Agreement are true and correct in all material respects at and as of the Closing with the same effect as though such representations and warranties were made at and as of the Closing.

                  2. The Stockholders have materially performed and complied with all the covenants and agreements and satisfied the conditions required by the Merger Agreement to be performed, complied with, or satisfied by it at or prior to the Closing.

         All capitalized terms not otherwise defined herein have the meanings assigned to such terms in the Merger Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate to be effective as of April 20, 1999.

                                       STOCKHOLDERS



                                       By: /s/ John S. Marr
                                       Name: John S. Marr

                                       By: /s/ John S. Marr, Jr.
                                       Name: John S. Marr, Jr.

                                   EXHIBIT C

               FORM OF PROCESS, INCORPORATED CLERK'S CERTIFICATE

                                 PROCESS, INC.
                              CERTIFICATE OF CLERK


         The undersigned, being the duly elected and qualified Clerk of Process, Incorporated, a Maine (the "Company"), hereby certifies on behalf of the Company, pursuant to Section 7.01 of the Agreement and Plan of Merger, dated to be effective as of April 20, 1999 (the "Merger Agreement"), by and among Tyler Corporation, a Delaware corporation ("Parent"), Computer Center Software, Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), the Company, and the stockholders of the Company (the "Stockholders"), that:

                  1. Attached hereto is a true, correct, and complete copy of resolutions duly adopted by unanimous written consent of the Board of Directors of the Company on April ____, 1999. Such resolutions are the only resolutions relating to the Merger Agreement, and they have not been amended, modified, or rescinded since their adoption and are still in full force and effect as of the date of this Certificate.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Secretary on behalf of the Company to be effective as of April 20, 1999.

                             PROCESS, INCORPORATED,
                             a Maine corporation



                             By:
                                -----------------------------
                             Name:
                                   ---------------------------
                             Title:  Clerk

                                   EXHIBIT D

                               TYLER CORPORATION
                              CLOSING CERTIFICATE


         The undersigned hereby certifies on behalf of Tyler Corporation, a Delaware corporation ("Parent"), pursuant to Section 7.02 of the Agreement and Plan of Merger, dated to be effective as of April 20, 1999 (the "Merger Agreement"), by and among Parent, Computer Center Software, Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), Process, Incorporated, a Maine corporation (the "Company"), and the stockholders of the Company (the "Stockholders"), that:

                  1. All representations and warranties of Parent contained in the Merger Agreement are true and correct in all material respects at and as of the Closing with the same effect as though such representations and warranties were made at and as of the Closing.

                  2. Parent has materially performed and complied with all the covenants and agreements and satisfied the conditions required by the Merger Agreement to be performed, complied with, or satisfied by it at or prior to the Closing.

         All capitalized terms not otherwise defined herein have the meanings assigned to such terms in the Merger Agreement.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate on behalf of Parent to be effective as of April 20, 1999.

                                     TYLER CORPORATION,
                                     a Delaware corporation

                                     By:    /s/ John M. Yeaman
                                            ----------------------
                                     Name:  John M. Yeaman
                                     Title: President

                                   EXHIBIT E

                               TYLER CORPORATION
                            CERTIFICATE OF SECRETARY

         The undersigned, being the duly elected and qualified Secretary of Tyler Corporation, a Delaware corporation ("Parent"), hereby certifies on behalf of Parent, pursuant to Section 7.02 of the Agreement and Plan of Merger, dated to be effective as of March 1, 1999 (the "Merger Agreement"), by and among Parent, Computer Center Software, Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), Process, Incorporated, a Maine corporation (the "Company"), and the stockholders of the Company (the "Stockholders"), that:

                  1. Attached hereto is a true, correct, and complete copy of resolutions duly adopted by unanimous written consent of the Board of Directors of Parent on February 18, 1999. Such resolutions are the only resolutions relating to the Merger Agreement, and they have not been amended, modified, or rescinded since their adoption and are still in full force and effect as of the date of this Certificate.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Secretary on behalf of Parent to be effective as of April 20, 1999.

                                    TYLER CORPORATION,
                                    a Delaware corporation



                                    By:    /s/ Deanie Morel
                                           ------------------------
                                    Name:  Deanie Morel
                                    Title: Secretary